Exhibit 99.1

News Release

Contact:
William L. Prater	Will Fisackerly
Senior Executive Vice President and	Senior Vice President and
Chief Financial Officer	Director of Corporate Finance
662/680-2536	662/680-2475

BancorpSouth Announces Fourth Quarter 2014 Earnings

TUPELO, MS, January 21, 2015/PRNewswire — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the quarter and year ended December 31, 2014.

Highlights for the fourth quarter of 2014 included:

•	Net income of $28.7 million or $0.30 per diluted share.

•	Net operating income of $28.7 million or $0.30 per diluted share.

•	Earnings adversely impacted by negative mortgage servicing rights (“MSR”) valuation adjustment of $3.4 million.

•	Generated net loan growth of $202.4 million, which resulted in total net loan growth of $754.9 million, or 8.4 percent for the year.

•	Net interest margin remained stable at 3.60 percent compared to 3.62 percent for the third quarter of 2014.

•	Announced authorization of stock repurchase program through November 30, 2016 to purchase up to 6 percent or 5,764,000 shares of BancorpSouth’s outstanding common stock.

The Company reported net income of $28.7 million, or $0.30 per diluted share, for the fourth quarter of 2014 compared with net income of $27.7 million, or $0.29 per diluted share, for the fourth quarter of 2013 and net income of $28.8 million, or $0.30 per diluted share, for the third quarter of 2014. Additionally, the Company reported net income of $116.8 million, or $1.21 per diluted share, for the year ended December 31, 2014 compared to $94.1 million, or $0.99 per diluted share, for the year ended December 31, 2013.

The Company reported net operating income (excluding merger related and other non-operating expenses) of $28.7 million, or $0.30 per diluted share, for the fourth quarter of 2014 compared to $27.7 million, or $0.29 per diluted share, for the fourth quarter of 2013 and $30.8 million, or $0.32 per diluted share, for the third quarter of 2014.

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Box 789 — Tupelo, MS 38802-0789 — (662) 680-2000

BXS Announces Fourth Quarter Results

January 21, 2015

“Our fourth quarter results reflect continued momentum in several key areas of our Company’s performance, highlighted by another outstanding quarter of loan production,” remarked Dan Rollins, Chairman and Chief Executive Officer. “Our lending team produced net loan growth of over $200 million, or 8 percent annualized, for the quarter which resulted in loan growth of over $750 million for the year. We are pleased with our ability to continue to maintain our net interest margin in a relatively steady range by offsetting pressure on loan yields with continued reductions in our cost of funding. Earnings for the quarter were adversely impacted by the $3.4 million MSR valuation adjustment as well as expected seasonality in our insurance revenue stream. Finally, we are pleased with the progress made toward remediating our compliance issues and are hopeful our regulators will recognize the outstanding work our team has produced.”

Net Interest Revenue

Net interest revenue was $106.4 million for the fourth quarter of 2014, an increase of 3.9 percent from $102.4 million for the fourth quarter of 2013 and an increase of 0.8 percent from $105.6 million for the third quarter of 2014. The fully taxable equivalent net interest margin was 3.60 percent for the fourth quarter of 2014 compared to 3.52 percent for the fourth quarter of 2013 and 3.62 percent for the third quarter of 2014. Yields on loans and leases declined to 4.30 percent for the fourth quarter of 2014 compared with 4.52 percent for the fourth quarter of 2013 and 4.36 percent for the third quarter of 2014, while yields on total interest earning assets were relatively flat at 3.85 percent for the fourth quarter of 2014 compared with 3.86 percent for the fourth quarter of 2013 and 3.89 percent for the third quarter of 2014. The average cost of deposits was 0.25 percent for the fourth quarter of 2014 compared to 0.34 percent for the fourth quarter of 2013 and 0.28 percent for the third quarter of 2014.

Asset, Deposit and Loan Activity

Total assets were $13.3 billion at December 31, 2014 compared with $13.0 billion at December 31, 2013. Loans and leases, net of unearned income, were $9.7 billion at December 31, 2014 compared with $9.0 billion at December 31, 2013.

Total deposits were $11.0 billion at December 31, 2014 compared with $10.8 billion at December 31, 2013. The decrease in time deposits of $319.0 million, or 13.8 percent, at December 31, 2014 compared to December 31, 2013 was offset by growth in other lower cost deposits. Noninterest bearing demand deposits increased $134.1 million, or 5.1 percent, over the same period. Additionally, savings deposits increased $97.8 million, or 7.9 percent, while interest bearing demand deposits increased $285.6 million, or 6.2 percent, over the same period. As of December 31, 2014, $659.9 million of time deposits were scheduled to mature during the following two quarters at a weighted average rate of 0.66 percent.

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BXS Announces Fourth Quarter Results

January 21, 2015

Provision for Credit Losses and Allowance for Credit Losses

Earnings for the quarter reflect no recorded provision for credit losses, which is consistent with no recorded provision for both the third quarter of 2014 and the fourth quarter of 2013. Total non-performing assets (“NPAs”) declined $5.9 million, or 5.3 percent, to $105.7 million at December 31, 2014 compared with $111.6 million at September 30, 2014 and declined $84.0 million, or 44.3 percent, from $189.7 million at December 31, 2013.

Net charge-offs for the fourth quarter of 2014 were $1.5 million, compared with $0.7 million for the fourth quarter of 2013 and $3.2 million for the third quarter of 2014. Recoveries of previously charged-off loans were $3.3 million for the fourth quarter of 2014, compared with $7.6 million for the fourth quarter of 2013 and $3.3 million for the third quarter of 2014. Annualized net charge-offs were 0.06 percent of average loans and leases for the fourth quarter of 2014, compared with 0.03 percent for the fourth quarter of 2013 and 0.13 percent for the third quarter of 2014.

Non-performing loans (“NPLs”) were $71.7 million, or 0.74 percent of net loans and leases, at December 31, 2014, compared with $120.4 million, or 1.34 percent of net loans and leases, at December 31, 2013, and $68.9 million, or 0.72 percent of net loans and leases, at September 30, 2014. The allowance for credit losses was $142.4 million, or 1.47 percent of net loans and leases, at December 31, 2014 compared with $153.2 million, or 1.71 percent of net loans and leases, at December 31, 2013 and $144.0 million, or 1.51 percent of net loans and leases, at September 30, 2014.

NPLs at December 31, 2014 consisted primarily of $58.1 million of nonaccrual loans, compared with $54.6 million of nonaccrual loans at September 30, 2014. Payments received on nonaccrual loans during the fourth quarter of 2014 totaled $8.5 million, compared with payments received on such loans of $11.9 million during the third quarter of 2014. NPLs at December 31, 2014 also included $2.8 million of loans 90 days or more past due and still accruing, compared with $1.9 million of such loans at September 30, 2014, and included restructured loans still accruing of $10.9 million at December 31, 2014, compared with $12.4 million of such loans at September 30, 2014. Early stage past due loans, representing loans 30-89 days past due, totaled $25.8 million at December 31, 2014 compared to $24.4 million at September 30, 2014.

Included in nonaccrual loans at December 31, 2014 were $30.3 million of loans, or 52.2 percent of total nonaccrual loans, that were paying as agreed, compared with $31.7 million, or 58.1 percent of total nonaccrual loans, that were paying as agreed at September 30, 2014. These loans were generally placed on nonaccrual status because the collateral values were less than the outstanding balances, and because of uncertainty as to whether the borrowers possessed adequate liquidity or would be able to generate sufficient cash flow to satisfy the debt given the short-fall in collateral values. Such loans are generally deemed to be impaired, with a specific reserve established for the difference in the balance owed and the disposition value of the collateral.

Other real estate owned (“OREO”) decreased $8.7 million to $34.0 million during the fourth quarter of 2014 from $42.7 million at September 30, 2014. This net decrease reflected $2.3

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BXS Announces Fourth Quarter Results

January 21, 2015

million of OREO added through foreclosure, offset by sales of OREO of $8.5 million. Write-downs in the value of existing properties were $2.4 million for the fourth quarter of 2014 compared to $1.6 million for the third quarter of 2014. Sales of OREO during the fourth quarter of 2014 resulted in a net loss of $1.6 million compared to a net loss of $3.3 million for the third quarter of 2014. At December 31, 2014, OREO was carried at 40.6 percent of the aggregate loan balances at the time of foreclosure, compared with 39.8 percent at September 30, 2014.

Noninterest Revenue

Noninterest revenue was $63.5 million for the fourth quarter of 2014, compared with $65.1 million for the fourth quarter of 2013 and $69.3 million for the third quarter of 2014. These results included a negative MSR valuation adjustment of $3.4 million for the fourth quarter of 2014 compared with a positive MSR valuation adjustment of $2.9 million for the fourth quarter of 2013 and a positive MSR valuation adjustment of $0.6 million for the third quarter of 2014. Valuation adjustments in the MSR asset are driven primarily by fluctuations in interest rates period over period.

Excluding the MSR valuation adjustments, net mortgage lending revenue was $6.7 million for the fourth quarter of 2014, compared with $6.7 million for the fourth quarter of 2013 and $6.3 million for the third quarter of 2014. Mortgage origination volume for the fourth quarter of 2014 was $256.3 million, compared with $222.3 million for the fourth quarter of 2013 and $305.7 million for the third quarter of 2014.

Credit and debit card fee revenue was $9.9 million for the fourth quarter of 2014, compared with $8.3 million for the fourth quarter of 2013 and $9.0 million for the third quarter of 2014. Deposit service charge revenue was $12.5 million for the fourth quarter of 2014, compared with $13.6 million for the fourth quarter of 2013 and $13.1 million for the third quarter of 2014. Insurance commission revenue was $25.4 million for the fourth quarter of 2014, compared with $21.4 million for the fourth quarter of 2013 and $29.2 million for the third quarter of 2014. Wealth management revenue was $5.8 million for the fourth quarter of 2014, compared with $5.3 million for the fourth quarter of 2013 and $6.0 million for the third quarter of 2014.

Noninterest Expense

Noninterest expense for the fourth quarter of 2014 was $130.0 million, compared with $127.8 million for the fourth quarter of 2013 and $133.7 million for the third quarter of 2014. Salaries and employee benefits expense was $76.8 million for the fourth quarter of 2014 compared to $75.5 million for the fourth quarter of 2013 and $77.5 million for the third quarter of 2014. Foreclosed property expense was $4.6 million for the fourth quarter of 2014 compared with $2.8 million for the fourth quarter of 2013 and $5.7 million for the third quarter of 2014. Deposit insurance assessments were $2.4 million for the fourth quarter of 2014 compared to $2.7 million for the fourth quarter of 2013 and $2.1 million for the third quarter of 2014. Noninterest expense for the third quarter of 2014 included pre-tax costs totaling $3.1 million related to Bank Secrecy Act (“BSA”) and anti-money-laundering (“AML”) compliance remediation that were considered to be one-time in nature. This reflects the Company’s estimate of total one-time costs necessary to complete its enhancements to its BSA and AML compliance programs.

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BXS Announces Fourth Quarter Results

January 21, 2015

Capital Management

BancorpSouth is a “well capitalized” financial holding company, as defined by federal regulations, with Tier 1 risk-based capital of 13.26 percent at December 31, 2014 and total risk based capital of 14.52 percent, compared with required minimum levels of 6 percent and 10 percent, respectively, for “well capitalized” classification. The Company’s equity capitalization is comprised entirely of common stock. BancorpSouth’s ratio of shareholders’ equity to assets was 12.05 percent at December 31, 2014, compared with 11.61 percent at December 31, 2013 and 12.32 percent at September 30, 2014. The ratio of tangible shareholders’ equity to tangible assets was 9.92 percent at December 31, 2014, compared with 9.44 percent at December 31, 2013 and 10.14 percent at September 30, 2014.

Transaction Closings and Announcements

On January 8, 2014, the Company announced the signing of a definitive merger agreement with Ouachita Bancshares Corp., parent company of Ouachita Independent Bank (collectively referred to as “OIB”), headquartered in Monroe, Louisiana, pursuant to which Ouachita Bancshares Corp. will be merged with and into the Company. OIB operates 12 full-service banking offices along the I-20 corridor and has loan production offices in Madison, Mississippi and Natchitoches, Louisiana. As of December 31, 2014, OIB, on a consolidated basis, reported total assets of $636.6 million, total loans of $460.6 million and total deposits of $527.8 million. Under the terms of the definitive agreement, the Company will issue approximately 3,675,000 shares of the Company’s common stock plus $22.875 million in cash for all outstanding shares of Ouachita Bancshares Corp.’s capital stock, subject to certain conditions and potential adjustments. The terms of the amended agreement provide for a minimum total deal value of $107.5 million but also allow Ouachita Bancshares Corp. to terminate the agreement if the average closing price of the Company’s common stock declines below a certain threshold prior to closing. The merger has been unanimously approved by the Board of Directors of each company and was approved by OIB shareholders on April 8, 2014. On July 21, 2014, the Company announced the merger agreement was extended to allow for additional time to obtain the necessary regulatory approvals and to satisfy all closing conditions. The transaction is expected to close shortly after receiving all required regulatory approvals, although the Company can provide no assurance that the merger will close timely or at all.

On January 21, 2014, the Company announced the signing of a definitive merger agreement with Central Community Corporation, headquartered in Temple, Texas, pursuant to which Central Community Corporation will be merged with and into the Company. Central Community Corporation is the parent company of First State Bank Central Texas (“First State Bank”), which is headquartered in Austin, Texas. First State Bank operates 31 full-service banking offices in central Texas. As of December 31, 2014, Central Community Corporation, on a consolidated basis, reported total assets of $1.4 billion, total loans of $595.4 million and total deposits of $1.1 billion. Under the terms of the definitive agreement, the Company will issue approximately 7,250,000 shares of the Company’s common stock plus $28.5 million in cash for all outstanding shares of Central Community Corporation’s capital stock, subject to certain conditions and potential adjustments. The terms of the amended agreement provide for a minimum total deal

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BXS Announces Fourth Quarter Results

January 21, 2015

value of $191.0 million but also allow Central Community Corporation to terminate the agreement if the average closing price of the Company’s common stock declines below a certain threshold prior to closing. The merger has been unanimously approved by the Board of Directors of each company and was approved by Central Community Corporation shareholders on April 24, 2014. On July 21, 2014, the Company announced the merger agreement was extended to allow for additional time to obtain the necessary regulatory approvals and to satisfy all closing conditions. The transaction is expected to close shortly after receiving all required regulatory approvals, although the Company can provide no assurance that the merger will close timely or at all.

For additional information regarding the status of the merger with Ouachita Bancshares Corp. and the status of the merger with Central Community Corporation, please refer to the Current Report on Form 8-K that was previously filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2014, Part II, Item 5 of the Quarterly Report on Form 10-Q that was previously filed with the SEC on August 6, 2014 and the Current Report on Form 8-K that was previously filed with the SEC on September 4, 2014.

On April 9, 2014, BancorpSouth Insurance Services, Inc. acquired assets of Lafayette, Louisiana based Knox Insurance Group, LLC. Knox was formed in 1972 and currently produces annual revenues of approximately $3 million. Knox will continue to operate under current leadership in Lafayette.

Summary

Rollins concluded, “The financial results for 2014 reflect a great year of progress for our Company. We were able to grow loans by over $750 million, or 8 percent, during the year and improve our net interest margin meaningfully at the same time. Our insurance team produced considerable organic growth and our mortgage lenders continue to grow purchase money volume. We also made tremendous progress in dealing with remaining credit issues as NPAs declined by approximately 45 percent over the course of the year. All of these accomplishments were made while reducing total noninterest expense year-over-year. As we enter 2015, our Company objectives remain simple. We have to continue to sustain the growth momentum that’s been built, continue to challenge our cost structure, and continue to ensure that we have the appropriate processes and procedures in place to comply with all regulatory requirements.”

Conference Call

BancorpSouth will conduct a conference call to discuss its fourth quarter 2014 results on January 22, 2015, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.

About BancorpSouth, Inc.

BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi, with $13.3 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc.,

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BXS Announces Fourth Quarter Results

January 21, 2015

operates approximately 300 commercial banking, mortgage, and insurance locations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas, including an insurance location in Illinois.

Forward-Looking Statements

Certain statements contained in this news release may not be based upon historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “hope,” “intend,” “may,” “might,” “plan,” “will,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the terms, timing and closings of the proposed mergers with Ouachita Bancshares Corp. and Central Community Corporation, the Company’s ability to satisfy the requirements of the consent order issued by the FDIC and the Mississippi Department of Banking and Consumer Finance (“Mississippi Banking Department”), the Company’s undertaking and performance of the necessary actions to remediate and fully resolve those concerns regarding the Company’s procedures, systems and processes related to certain of its compliance programs, including its Bank Secrecy Act and anti-money-laundering programs, that have been identified by its federal bank regulators, the findings and results of the joint investigation by the Consumer Financial Protection Bureau (the “CFPB”) and the United States Department of Justice (“DOJ”) of the Company’s fair lending practices, the acceptance by customers of Ouachita Bancshares Corp. and Central Community Corporation of the Company’s products and services if the proposed mergers close, the outcome of any instituted, pending or threatened material litigation, amortization expense for intangible assets, goodwill impairments, loan impairment, utilization of appraisals and inspections for real estate loans, maturity, renewal or extension of construction, acquisition and development loans, net interest revenue, fair value determinations, the amount of the Company’s non-performing loans and leases, additions to OREO, credit quality, credit losses, liquidity, off-balance sheet commitments and arrangements, valuation of mortgage servicing rights, allowance and provision for credit losses, continued weakness in the economic environment, early identification and resolution of credit issues, utilization of non-GAAP financial measures, the ability of the Company to collect all amounts due according to the contractual terms of loan agreements, the Company’s reserve for losses from representation and warranty obligations, the Company’s foreclosure process related to mortgage loans, the resolution of non-performing loans that are collaterally dependent, real estate values, fully-indexed interest rates, interest rate risk, interest rate sensitivity, calculation of economic value of equity, impaired loan charge-offs, troubled debt restructurings, diversification of the Company’s revenue stream, liquidity needs and strategies, sources of funding, net interest margin, declaration and payment of dividends, cost saving initiatives, improvement in the Company’s efficiencies, operating expense trends, future acquisitions and consideration to be used therefor, the impact of litigation regarding debit card fees and the impact of certain claims and ongoing, pending or threatened litigation, administrative and investigatory matters.

The Company cautions readers not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors may include, but are not limited to, the ability of the Company to resolve to the satisfaction of its federal bank regulators those identified concerns regarding the Company’s procedures, systems and processes related to certain of its compliance programs, including its Bank Secrecy Act and anti-money laundering programs, the Company’s ability to comply with the consent order issued by the FDIC and the Mississippi Banking Department, the findings and results of the CFPB and the DOJ in their review of the Company’s fair lending practices, the ability of the Company, Ouachita Bancshares Corp. and Central Community Corporation to obtain regulatory approval of and close the proposed mergers, the potential impact upon the Company of the delay in the closings of these proposed mergers, the impact of any ongoing, pending or threatened litigation, administrative and investigatory matters involving the Company, conditions in the financial markets and economic conditions generally, the adequacy of the Company’s provision and allowance for credit losses to cover actual credit losses, the credit risk associated with real estate construction, acquisition and development loans, losses resulting from the significant amount of the Company’s OREO, limitations on the Company’s ability to declare and pay dividends, the availability of capital on favorable terms if and when needed, liquidity risk, governmental regulation, including the Dodd-Frank Act, and supervision of the Company’s operations, the short-term and long-term impact of changes to banking capital standards on the Company’s regulatory capital and liquidity, the impact of regulations on service charges on the Company’s core deposit accounts, the susceptibility of the Company’s business to local economic and environmental conditions, the soundness of other financial institutions, changes in interest rates, the impact of monetary policies and economic factors on the Company’s ability to attract deposits or make loans, volatility in capital and credit markets, reputational risk, the impact of the loss of any key Company personnel, the impact of hurricanes or other adverse weather events, any requirement that the Company write down goodwill or other intangible assets, diversification in the types of financial services the Company offers, the Company’s ability to adapt its products and services to evolving industry standards and consumer preferences, competition with other financial services companies, risks in connection with completed or potential acquisitions, the Company’s growth strategy, interruptions or breaches in the Company’s information system security, the failure of certain third-party vendors to perform, unfavorable ratings by rating agencies, dilution caused by the Company’s issuance of any additional shares of its common stock to raise capital or acquire other banks, bank holding companies, financial holding companies and insurance agencies, other factors generally understood to affect the assets, business, cash flows, financial condition, liquidity, prospects and/or results of operations of financial services companies and other factors detailed from time to time in the Company’s press and news releases, reports and other filings with the SEC. Forward-looking statements speak only as of the date that they were made, and, except as required by law, the Company does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances that occur after the date of this news release.

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BXS Announces Fourth Quarter Results

January 21, 2015

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Earnings Summary:
Interest revenue	$114,237	$113,922	$111,499	$110,599	$112,510
Interest expense	7,792	8,309	8,418	9,076	10,093

Net interest revenue	106,445	105,613	103,081	101,523	102,417
Provision for credit losses	—	—	—	—	—

Net interest revenue, after provision for credit losses	106,445	105,613	103,081	101,523	102,417
Noninterest revenue	63,513	69,278	69,838	66,517	65,125
Noninterest expense	130,046	133,699	127,954	126,707	127,830

Income before income taxes	39,912	41,192	44,965	41,333	39,712
Income tax expense	11,252	12,414	14,097	12,889	12,014

Net income	$28,660	$28,778	$30,868	$28,444	$27,698

Balance Sheet - Period End Balances
Total assets	$13,326,369	$13,071,557	$12,985,887	$13,143,555	$13,029,733
Total earning assets	12,163,897	11,929,416	11,794,445	11,948,897	11,814,060
Total securities	2,156,927	2,211,462	2,332,192	2,426,758	2,466,989
Loans and leases, net of unearned income	9,712,936	9,510,542	9,311,661	9,068,376	8,958,015
Allowance for credit losses	142,443	143,950	147,132	149,704	153,236
Total deposits	10,972,339	10,701,537	10,670,414	10,811,790	10,773,836
Long-term debt	78,148	81,742	83,835	85,835	81,714
Total shareholders’ equity	1,606,059	1,610,543	1,588,850	1,554,676	1,513,130

Balance Sheet - Average Balances
Total assets	$13,131,130	$12,987,103	$12,933,879	$13,087,128	$12,955,127
Total earning assets	12,038,265	11,892,493	11,825,994	11,958,836	11,869,072
Total securities	2,180,000	2,272,114	2,394,045	2,452,178	2,511,888
Loans and leases, net of unearned income	9,579,059	9,393,709	9,232,743	9,022,155	8,830,917
Total deposits	10,802,194	10,662,841	10,650,077	10,825,308	10,739,352
Long-term debt	79,387	81,742	83,967	87,767	81,714
Total shareholders’ equity	1,613,239	1,600,721	1,574,588	1,537,897	1,501,928

Nonperforming Assets:
Non-accrual loans and leases	$58,052	$54,612	$64,533	$77,531	$92,173
Loans and leases 90+ days past due, still accruing	2,763	1,925	2,406	1,949	1,226
Restructured loans and leases, still accruing	10,920	12,398	6,712	13,776	27,007

Non-performing loans (NPLs)	71,735	68,935	73,651	93,256	120,406

Other real estate owned	33,984	42,691	55,253	63,595	69,338

Non-performing assets (NPAs)	$105,719	$111,626	$128,904	$156,851	$189,744

Financial Ratios and Other Data:
Return on average assets	0.87%	0.88%	0.96%	0.88%	0.85%
Return on average shareholders’ equity	7.05%	7.13%	7.86%	7.50%	7.32%
Return on tangible equity	8.81%	8.83%	9.74%	9.28%	9.16%
Pre-tax pre-provision return on average assets	1.21%	1.26%	1.39%	1.28%	1.22%
Non-interest income to average assets	1.92%	2.12%	2.17%	2.06%	1.99%
Non-interest expense to average assets	3.93%	4.08%	3.97%	3.93%	3.91%
Net interest margin-fully taxable equivalent	3.60%	3.62%	3.59%	3.54%	3.52%
Net interest rate spread	3.49%	3.50%	3.48%	3.43%	3.39%
Efficiency ratio (tax equivalent)	75.25%	75.19%	72.76%	74.16%	75.00%
Loan/deposit ratio	88.52%	88.87%	87.27%	83.87%	83.15%
Price to earnings mult (avg)	18.45	16.64	21.00	23.33	25.68
Market value to book value	134.91%	120.13%	148.53%	154.13%	160.04%
Market value to book value (avg)	130.16%	129.54%	143.72%	150.43%	143.60%
Market value to tangible book value	167.95%	149.58%	185.73%	192.80%	201.69%
Market value to tangible book value (avg)	162.04%	161.30%	179.75%	188.17%	180.98%
Headcount FTE	3,948	3,938	3,981	3,981	4,005

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BXS Announces Fourth Quarter Results

January 21, 2015

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Credit Quality Ratios:
Net charge-offs to average loans and leases (annualized)	0.06%	0.13%	0.11%	0.16%	0.03%
Provision for credit losses to average loans and leases (annualized)	0.00%	0.00%	0.00%	0.00%	0.00%
Allowance for credit losses to net loans and leases	1.47%	1.51%	1.58%	1.65%	1.71%
Allowance for credit losses to non-performing loans and leases	198.57%	208.82%	199.77%	160.53%	127.27%
Allowance for credit losses to non-performing assets	134.74%	128.96%	114.14%	95.44%	80.76%
Non-performing loans and leases to net loans and leases	0.74%	0.72%	0.79%	1.03%	1.34%
Non-performing assets to net loans and leases	1.09%	1.17%	1.38%	1.73%	2.12%

Equity Ratios:
Total shareholders’ equity to total assets	12.05%	12.32%	12.24%	11.83%	11.61%
Tangible shareholders’ equity to tangible assets	9.92%	10.14%	10.03%	9.69%	9.44%

Capital Adequacy:
Tier 1 capital	13.26%	13.18%	13.09%	13.18%	12.99%
Total capital	14.52%	14.43%	14.35%	14.44%	14.25%
Tier 1 leverage capital	10.55%	10.47%	10.33%	10.04%	9.93%
Estimated for current quarter

Common Share Data:
Basic earnings per share	$0.30	$0.30	$0.32	$0.30	$0.29
Diluted earnings per share	0.30	0.30	0.32	0.30	0.29
Cash dividends per share	0.08	0.08	0.05	0.05	0.05
Book value per share	16.69	16.77	16.54	16.19	15.89
Tangible book value per share	13.40	13.46	13.23	12.95	12.60
Market value per share (last)	22.51	20.14	24.57	24.96	25.42
Market value per share (high)	23.28	25.43	25.55	26.24	25.54
Market value per share (low)	19.22	20.11	22.16	22.46	19.64
Market value per share (avg)	21.72	21.72	23.78	24.36	22.81
Dividend payout ratio	25.17%	25.03%	15.56%	16.80%	17.19%
Total shares outstanding	96,254,903	96,065,021	96,046,057	96,004,679	95,231,691
Average shares outstanding - basic	96,173,000	96,052,260	96,034,475	95,629,890	95,217,203
Average shares outstanding - diluted	96,506,827	96,373,950	96,373,121	95,952,611	95,644,383

Yield/Rate:
(Taxable equivalent basis)
Loans, loans held for sale, and leases net of unearned income	4.30%	4.36%	4.38%	4.48%	4.52%
Available-for-sale securities:
Taxable	1.43%	1.42%	1.45%	1.50%	1.51%
Tax-exempt	5.30%	5.37%	5.44%	5.58%	5.52%
Short-term investments	0.24%	0.22%	0.24%	0.25%	0.25%
Total interest earning assets and revenue	3.85%	3.89%	3.88%	3.85%	3.86%
Deposits:	0.25%	0.28%	0.28%	0.31%	0.34%
Demand - interest bearing	0.18%	0.17%	0.17%	0.17%	0.18%
Savings	0.12%	0.12%	0.12%	0.13%	0.13%
Other time	0.87%	0.96%	0.97%	1.06%	1.13%
Short-term borrowings	0.11%	0.10%	0.09%	0.07%	0.07%
Total int bearing dep & s/t borrowings	0.33%	0.36%	0.37%	0.39%	0.43%
Junior subordinated debt	2.82%	2.81%	2.81%	2.86%	2.96%
Long-term debt	2.86%	2.85%	2.84%	2.91%	2.94%
Total interest bearing liabilities and expense	0.36%	0.39%	0.40%	0.42%	0.46%
Interest bearing liabilities to interest earning assets	70.57%	71.07%	71.98%	73.51%	72.91%
Net interest tax equivalent adjustment	$2,736	$2,810	$2,860	$2,823	$2,893

- MORE -

BXS Announces Fourth Quarter Results

January 21, 2015

BancorpSouth, Inc.

Consolidated Balance Sheets

(Unaudited)

	Dec-14	Sep-14	Jun-14	Mar-14	Dec-13
	(Dollars in thousands)
Assets
Cash and due from banks	$204,231	$169,226	$201,196	$199,214	$208,961
Interest bearing deposits with other banks	153,019	70,408	44,949	390,896	319,462
Available-for-sale securities, at fair value	2,156,927	2,211,462	2,332,192	2,426,758	2,466,989
Loans and leases	9,749,540	9,546,250	9,347,429	9,103,850	8,993,888
Less: Unearned income	36,604	35,708	35,768	35,474	35,873
Allowance for credit losses	142,443	143,950	147,132	149,704	153,236

Net loans and leases	9,570,493	9,366,592	9,164,529	8,918,672	8,804,779
Loans held for sale	141,015	137,005	105,643	62,867	69,593
Premises and equipment, net	304,943	307,497	310,515	314,367	315,260
Accrued interest receivable	41,985	42,311	40,697	42,666	42,150
Goodwill	291,498	291,498	291,498	286,800	286,800
Other identifiable intangibles	24,508	25,619	26,745	25,021	26,079
Bank owned life insurance	247,076	243,827	241,962	240,077	239,434
Other real estate owned	33,984	42,691	55,253	63,595	69,338
Other assets	156,690	163,421	170,708	172,622	180,888

Total Assets	$13,326,369	$13,071,557	$12,985,887	$13,143,555	$13,029,733

Liabilities
Deposits:
Demand: Noninterest bearing	$2,778,686	$2,811,156	$2,718,242	$2,725,042	$2,644,592
Interest bearing	4,868,054	4,498,275	4,511,760	4,583,481	4,582,450
Savings	1,331,963	1,311,874	1,299,203	1,297,344	1,234,130
Other time	1,993,636	2,080,232	2,141,209	2,205,923	2,312,664

Total deposits	10,972,339	10,701,537	10,670,414	10,811,790	10,773,836
Federal funds purchased and securities sold under agreement to repurchase	388,166	431,428	394,446	456,303	421,028
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	3,500	2,000	2,000	—	—
Accrued interest payable	3,400	3,894	3,926	4,050	4,836
Junior subordinated debt securities	23,198	23,198	23,198	23,198	31,446
Long-term debt	78,148	81,742	83,835	85,835	81,714
Other liabilities	251,559	217,215	219,218	207,703	203,743

Total Liabilities	11,720,310	11,461,014	11,397,037	11,588,879	11,516,603
Shareholders’ Equity
Common stock	240,637	240,165	240,118	240,012	238,079
Capital surplus	324,271	322,488	321,952	320,969	312,900
Accumulated other comprehensive loss	(43,686)	(15,513)	(15,040)	(22,060)	(29,959)
Retained earnings	1,084,837	1,063,403	1,041,820	1,015,755	992,110

Total Shareholders’ Equity	1,606,059	1,610,543	1,588,850	1,554,676	1,513,130

Total Liabilities & Shareholders’ Equity	$13,326,369	$13,071,557	$12,985,887	$13,143,555	$13,029,733

- MORE -

BXS Announces Fourth Quarter Results

January 21, 2015

BancorpSouth, Inc.

Consolidated Average Balance Sheets

(Unaudited)

	Dec-14	Sep-14	Jun-14	Mar-14	Dec-13
	(Dollars in thousands)
Assets
Cash and due from banks	$166,941	$155,876	$157,813	$168,056	$163,948
Interest bearing deposits with other banks	165,713	120,707	145,530	449,207	471,695
Available-for-sale securities, at fair value	2,180,000	2,272,114	2,394,045	2,452,178	2,511,888
Loans and leases	9,615,125	9,430,043	9,269,469	9,058,081	8,864,983
Less: Unearned income	36,066	36,334	36,726	35,926	34,066
Allowance for credit losses	143,842	146,592	149,676	153,615	153,443

Net loans and leases	9,435,217	9,247,117	9,083,067	8,868,540	8,677,474
Loans held for sale	113,493	105,964	53,676	35,297	54,572
Premises and equipment, net	306,630	309,373	313,012	315,804	315,174
Accrued interest receivable	39,034	38,758	38,291	39,336	39,665
Goodwill	291,498	291,498	293,082	286,800	279,091
Other identifiable intangibles	24,910	26,031	25,271	25,420	18,658
Bank owned life insurance	245,584	242,718	240,736	239,969	237,657
Other real estate owned	39,209	49,123	60,822	69,086	77,211
Other assets	122,901	127,824	128,534	137,435	108,094

Total Assets	$13,131,130	$12,987,103	$12,933,879	$13,087,128	$12,955,127

Liabilities
Deposits:
Demand: Noninterest bearing	$2,837,919	$2,766,626	$2,683,939	$2,647,376	$2,667,667
Interest bearing	4,617,998	4,480,008	4,492,495	4,657,785	4,484,269
Savings	1,321,000	1,308,184	1,298,829	1,260,838	1,224,588
Other time	2,025,277	2,108,023	2,174,814	2,259,309	2,362,828

Total deposits	10,802,194	10,662,841	10,650,077	10,825,308	10,739,352
Federal funds purchased and securities sold under agreement to repurchase	426,842	444,017	435,505	458,436	469,245
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	2,261	6,489	3,621	—	—
Accrued interest payable	3,630	3,940	3,926	4,400	5,051
Junior subordinated debt securities	23,198	23,198	23,198	23,748	31,446
Long-term debt	79,387	81,742	83,967	87,767	81,714
Other liabilities	180,379	164,155	158,997	149,572	126,391

Total Liabilities	11,517,891	11,386,382	11,359,291	11,549,231	11,453,199
Shareholders’ Equity
Common stock	240,436	240,123	240,071	238,853	238,038
Capital surplus	323,372	322,219	321,628	314,117	312,835
Accumulated other comprehensive loss	(22,747)	(14,827)	(16,663)	(23,644)	(32,267)
Retained earnings	1,072,178	1,053,206	1,029,552	1,008,571	983,322

Total Shareholders’ Equity	1,613,239	1,600,721	1,574,588	1,537,897	1,501,928

Total Liabilities & Shareholders’ Equity	$13,131,130	$12,987,103	$12,933,879	$13,087,128	$12,955,127

- MORE -

BXS Announces Fourth Quarter Results

January 21, 2015

BancorpSouth, Inc.

Consolidated Condensed Statements of Income

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended					Year Ended
	Dec-14	Sep-14	Jun-14	Mar-14	Dec-13	Dec-14	Dec-13
INTEREST REVENUE:
Loans and leases	$103,172	$102,681	$99,962	$98,744	$99,989	$404,559	$396,441
Deposits with other banks	101	68	87	276	299	532	1,694
Available-for-sale securities:
Taxable	6,429	6,646	7,133	7,547	7,963	27,755	33,286
Tax-exempt	3,471	3,607	3,669	3,715	3,810	14,462	15,547
Loans held for sale	1,064	920	648	317	449	2,949	2,539

Total interest revenue	114,237	113,922	111,499	110,599	112,510	450,257	449,507

INTEREST EXPENSE:
Interest bearing demand	2,070	1,956	1,905	1,920	2,036	7,851	9,645
Savings	411	410	402	391	387	1,614	1,705
Other time	4,453	5,083	5,249	5,890	6,746	20,675	29,729
Federal funds purchased and securities sold under agreement to repurchase	89	84	80	78	84	331	297
Long-term debt	603	612	619	629	605	2,463	1,803
Junior subordinated debt	165	164	162	168	235	659	7,376
Other	1	—	1	—	—	2	3

Total interest expense	7,792	8,309	8,418	9,076	10,093	33,595	50,558

Net interest revenue	106,445	105,613	103,081	101,523	102,417	416,662	398,949
Provision for credit losses	—	—	—	—	—	—	7,500

Net interest revenue, after provision for credit losses	106,445	105,613	103,081	101,523	102,417	416,662	391,449

NONINTEREST REVENUE:
Mortgage lending	3,250	6,938	9,089	3,394	9,605	22,671	44,977
Credit card, debit card and merchant fees	9,921	8,972	8,567	7,843	8,324	35,303	33,005
Deposit service charges	12,538	13,111	12,437	12,536	13,570	50,622	52,905
Security gains (losses), net	18	18	5	(4)	29	37	46
Insurance commissions	25,376	29,246	28,621	31,599	21,397	114,842	97,700
Wealth Management	5,826	5,961	5,828	5,916	5,320	23,531	22,967
Other	6,584	5,032	5,291	5,233	6,880	22,140	23,466

Total noninterest revenue	63,513	69,278	69,838	66,517	65,125	269,146	275,066

NONINTEREST EXPENSE:
Salaries and employee benefits	76,751	77,453	74,741	78,883	75,466	307,828	306,696
Occupancy, net of rental income	10,500	10,313	10,245	10,287	9,935	41,345	41,109
Equipment	3,996	4,205	4,169	4,499	4,298	16,869	18,386
Deposit insurance assessments	2,430	2,125	2,035	1,600	2,687	8,190	11,755
Voluntary early retirement expense	—	—	—	—	—	—	10,850
Write-off and amortization of bond issue cost	12	12	12	12	12	48	2,995
Other	36,357	39,591	36,752	31,426	35,432	144,126	143,058

Total noninterest expenses	130,046	133,699	127,954	126,707	127,830	518,406	534,849

Income before income taxes	39,912	41,192	44,965	41,333	39,712	167,402	131,666
Income tax expense	11,252	12,414	14,097	12,889	12,014	50,652	37,551

Net income	$28,660	$28,778	$30,868	$28,444	$27,698	$116,750	$94,115

Net income per share: Basic	$0.30	$0.30	$0.32	$0.30	$0.29	$1.22	$0.99

Diluted	$0.30	$0.30	$0.32	$0.30	$0.29	$1.21	$0.99

- MORE -

BXS Announces Fourth Quarter Results

January 21, 2015

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Dec-14	Sep-14	Jun-14	Mar-14	Dec-13
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$1,746,486	$1,714,012	$1,699,803	$1,581,251	$1,529,249
Real estate
Consumer mortgages	2,257,726	2,191,265	2,071,503	2,047,001	1,976,073
Home equity	531,374	518,263	506,988	498,283	494,339
Agricultural	239,616	242,023	238,003	229,602	234,576
Commercial and industrial-owner occupied	1,522,536	1,508,679	1,505,679	1,488,380	1,473,320
Construction, acquisition and development	853,623	819,636	772,162	748,027	741,458
Commercial real estate	1,961,977	1,916,577	1,901,759	1,847,983	1,846,039
Credit cards	113,426	109,464	109,186	105,988	111,328
All other	486,172	490,623	506,578	521,861	551,633

Total loans	$9,712,936	$9,510,542	$9,311,661	$9,068,376	$8,958,015

ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$143,950	$147,132	$149,704	$153,236	$153,974

Loans and leases charged off:
Commercial and industrial	(1,179)	(306)	(860)	(201)	(837)
Real estate
Consumer mortgages	(900)	(1,510)	(1,682)	(1,945)	(1,435)
Home equity	(93)	(510)	(438)	(318)	(287)
Agricultural	(4)	(47)	(18)	(696)	(238)
Commercial and industrial-owner occupied	(220)	(1,229)	(936)	(1,206)	(1,041)
Construction, acquisition and development	(566)	(1,458)	(41)	(1,666)	(1,784)
Commercial real estate	(463)	(70)	(361)	(901)	(1,039)
Credit cards	(580)	(612)	(608)	(559)	(559)
All other	(847)	(743)	(671)	(583)	(1,108)

Total loans charged off	(4,852)	(6,485)	(5,615)	(8,075)	(8,328)

Recoveries:
Commercial and industrial	298	565	359	1,076	1,361
Real estate
Consumer mortgages	821	952	956	538	1,735
Home equity	102	157	182	184	97
Agricultural	16	45	26	9	34
Commercial and industrial-owner occupied	216	460	78	358	734
Construction, acquisition and development	897	392	808	1,637	2,483
Commercial real estate	623	286	226	323	784
Credit cards	160	116	135	131	133
All other	212	330	273	287	229

Total recoveries	3,345	3,303	3,043	4,543	7,590

Net charge-offs	(1,507)	(3,182)	(2,572)	(3,532)	(738)

Provision charged to operating expense	—	—	—	—	—

Balance, end of period	$142,443	$143,950	$147,132	$149,704	$153,236

Average loans for period	$9,579,059	$9,393,709	$9,232,743	$9,022,155	$8,830,917

Ratio:
Net charge-offs to average loans (annualized)	0.06%	0.13%	0.11%	0.16%	0.03%

- MORE -

BXS Announces Fourth Quarter Results

January 21, 2015

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Dec-14	Sep-14	Jun-14	Mar-14	Dec-13
NON-PERFORMING ASSETS
NON-PERFORMING LOANS AND LEASES:
Nonaccrual Loans and Leases
Commercial and industrial	$3,934	$2,786	$2,917	$3,023	$3,079
Real estate
Consumer mortgages	23,668	23,408	24,355	24,353	25,645
Home equity	2,253	2,073	2,116	2,740	3,695
Agricultural	291	638	595	651	1,260
Commercial and industrial-owner occupied	11,190	7,495	11,094	14,122	18,568
Construction, acquisition and development	4,162	6,070	9,202	9,968	17,567
Commercial real estate	11,915	11,102	13,406	21,496	20,972
Credit cards	133	168	132	168	119
All other	506	872	716	1,010	1,268

Total nonaccrual loans and leases	$58,052	$54,612	$64,533	$77,531	$92,173

Loans and Leases 90+ Days Past Due, Still Accruing:
Commercial and industrial	$41	$60	$302	$287	$27
Real estate
Consumer mortgages	1,828	1,590	1,607	1,307	888
Home equity	—	20	116	12	—
Agricultural	—	—	100	—	—
Commercial and industrial-owner occupied	39	—	—	—	—
Construction, acquisition and development	387	—	—	—	—
Commercial real estate	137	—	—	—	311
Credit cards	327	255	281	297	—
All other	4	—	—	46	—

Total loans and leases 90+ days past due, still accruing	2,763	1,925	2,406	1,949	1,226

Restructured Loans and Leases, Still Accruing	10,920	12,398	6,712	13,776	27,007

Total non-performing loans and leases	71,735	68,935	73,651	93,256	120,406

OTHER REAL ESTATE OWNED:	33,984	42,691	55,253	63,595	69,338

Total Non-performing Assets	$105,719	$111,626	$128,904	$156,851	$189,744

Additions to Nonaccrual Loans and Leases During the Quarter	$21,952	$16,707	$13,748	$22,479	$18,556

Loans and Leases 30-89 Days Past Due, Still Accruing:
Commercial and industrial	$2,319	$3,753	$3,605	$2,616	$2,817
Real estate
Consumer mortgages	11,412	13,013	11,448	12,236	14,150
Home equity	2,047	1,315	960	1,587	1,828
Agricultural	366	190	1,122	302	495
Commercial and industrial-owner occupied	912	2,364	6,340	3,248	4,081
Construction, acquisition and development	4,811	1,036	1,616	2,848	1,993
Commercial real estate	1,510	926	1,658	3,953	5,574
Credit cards	739	602	556	592	655
All other	1,698	1,196	1,490	963	2,189

Total Loans and Leases 30-89 days past due, still accruing	$25,814	$24,395	$28,795	$28,345	$33,782

Credit Quality Ratios:
Provision for credit losses to average loans and leases (annualized)	0.00%	0.00%	0.00%	0.00%	0.00%
Allowance for credit losses to net loans and leases	1.47%	1.51%	1.58%	1.65%	1.71%
Allowance for credit losses to non-performing loans and leases	198.57%	208.82%	199.77%	160.53%	127.27%
Allowance for credit losses to non-performing assets	134.74%	128.96%	114.14%	95.44%	80.76%
Non-performing loans and leases to net loans and leases	0.74%	0.72%	0.79%	1.03%	1.34%
Non-performing assets to net loans and leases	1.09%	1.17%	1.38%	1.73%	2.12%

- MORE -

BXS Announces Fourth Quarter Results

January 21, 2015

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Dec-14	Sep-14	Jun-14	Mar-14	Dec-13
REAL ESTATE CONSTRUCTION, ACQUISITION AND DEVELOPMENT (“CAD”) PORTFOLIO:
Outstanding Balance
Multi-family construction	$32,254	$24,076	$15,874	$11,339	$7,702
One-to-four family construction	227,431	220,066	226,252	221,790	224,286
Recreation and all other loans	38,913	33,015	35,364	36,897	36,868
Commercial construction	254,998	245,734	192,605	177,264	150,847
Commercial acquisition and development	123,648	121,439	122,380	122,051	128,157
Residential acquisition and development	176,379	175,306	179,687	178,686	193,598

Total outstanding balance	$853,623	$819,636	$772,162	$748,027	$741,458

Nonaccrual CAD Loans
Multi-family construction	$—	$—	$—	$—	$—
One-to-four family construction	965	1,239	2,603	2,824	2,937
Recreation and all other loans	805	1,060	981	919	728
Commercial construction	—	—	—	—	865
Commercial acquisition and development	979	2,033	1,835	2,224	6,890
Residential acquisition and development	1,413	3,086	3,783	4,001	6,147

Total nonaccrual CAD loans	$4,162	$7,418	$9,202	$9,968	$17,567

CAD Loans 90+ Days Past Due, Still Accruing:
Multi-family construction	$—	$—	$—	$—	$—
One-to-four family construction	—	—	—	—	—
Recreation and all other loans	—	—	—	—	—
Commercial construction	—	—	—	—	—
Commercial acquisition and development	387	—	—	—	—
Residential acquisition and development	—	—	—	—	—

Total CAD loans 90+ days past due, still accruing	$387	$—	$—	$—	$—

Restructured CAD Loans, Still Accruing
Multi-family construction	$—	$—	$—	$—	$—
One-to-four family construction	27	—	—	—	1,274
Recreation and all other loans	40	10	11	13	13
Commercial construction	—	—	—	—	346
Commercial acquisition and development	—	391	395	402	1,990
Residential acquisition and development	646	947	700	1,192	3,111

Total restructured CAD loans, still accruing	$713	$1,348	$1,106	$1,607	$6,734

Total Non-performing CAD loans	$5,262	$8,766	$10,308	$11,575	$24,301

CAD NPL as a % of Outstanding CAD Balance
Multi-family construction	—	—	—	—	—
One-to-four family construction	0.4%	0.6%	1.2%	1.3%	1.9%
Recreation and all other loans	2.2%	3.2%	2.8%	2.5%	2.0%
Commercial construction	0.0%	0.0%	0.0%	0.0%	0.8%
Commercial acquisition and development	1.1%	2.0%	1.8%	2.2%	6.9%
Residential acquisition and development	1.2%	2.3%	2.5%	2.9%	4.8%
Total CAD NPL as a % of outstanding CAD balance	0.6%	1.1%	1.3%	1.5%	3.3%

- MORE -

BXS Announces Fourth Quarter Results

January 21, 2015

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	December 31, 2014
	Pass	Special Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,709,475	$978	$33,879	$—	$—	$2,154	$1,746,486
Real estate
Consumer mortgages	2,167,965	—	84,975	—	—	4,786	2,257,726
Home equity	521,011	—	9,744	—	—	619	531,374
Agricultural	227,688	—	11,928	—	—	—	239,616
Commercial and industrial-owner occupied	1,450,158	—	64,420	491	—	7,467	1,522,536
Construction, acquisition and development	811,227	—	39,675	334	—	2,387	853,623
Commercial real estate	1,893,514	—	57,761	184	—	10,518	1,961,977
Credit cards	113,426	—	—	—	—	—	113,426
All other	471,662	—	14,340	—	—	170	486,172

Total loans	$9,366,126	$978	$316,722	$1,009	$—	$28,101	$9,712,936

	September 30, 2014
	Pass	Special Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,685,887	$994	$25,536	$341	$—	$1,254	$1,714,012
Real estate
Consumer mortgages	2,098,275	—	88,742	—	—	4,248	2,191,265
Home equity	507,884	—	9,752	—	—	627	518,263
Agricultural	227,546	500	13,711	—	—	266	242,023
Commercial and industrial-owner occupied	1,443,345	3,685	57,572	142	—	3,935	1,508,679
Construction, acquisition and development	776,197	255	39,310	342	—	3,532	819,636
Commercial real estate	1,850,212	—	57,393	189	—	8,783	1,916,577
Credit cards	109,464	—	—	—	—	—	109,464
All other	471,065	—	19,382	—	—	176	490,623

Total loans	$9,169,875	$5,434	$311,398	$1,014	$—	$22,821	$9,510,542

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BXS Announces Fourth Quarter Results

January 21, 2015

BancorpSouth, Inc.

Geographical Information

(Dollars in thousands)

(Unaudited)

	December 31, 2014
	Alabama				Greater			Corporate
	and Florida				Memphis		Texas and	Banking
	Panhandle	Arkansas*	Mississippi*	Missouri	Area	Tennessee*	Louisiana	and Other	Total
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$75,919	$172,894	$303,524	$29,734	$24,457	$89,683	$321,143	$729,132	$1,746,486
Real estate
Consumer mortgages	183,605	283,462	710,307	69,501	115,178	175,401	556,457	163,815	2,257,726
Home equity	73,380	39,546	174,587	21,661	68,777	88,505	62,872	2,046	531,374
Agricultural	6,814	73,413	56,016	2,747	12,678	11,115	73,076	3,757	239,616
Commercial and industrial-owner occupied	172,813	172,026	454,432	61,393	90,734	87,524	337,457	146,157	1,522,536
Construction, acquisition and development	129,955	83,645	227,979	21,800	73,944	98,067	180,676	37,557	853,623
Commercial real estate	285,105	327,703	294,254	200,352	98,403	126,197	436,519	193,444	1,961,977
Credit cards	—	—	—	—	—	—	—	113,426	113,426
All other	28,728	38,680	131,704	2,726	35,142	33,101	67,260	148,831	486,172

Total loans	$956,319	$1,191,369	$2,352,803	$409,914	$519,313	$709,593	$2,035,460	$1,538,165	$9,712,936

CAD PORTFOLIO:
Multi-family construction	$19,600	$3,488	$5	$—	$—	$6,190	$2,971	$—	$32,254
One-to-four family construction	37,174	17,057	56,157	2,619	12,219	57,505	44,143	557	227,431
Recreation and all other loans	1,180	12,322	11,163	570	3,737	1,652	8,289	—	38,913
Commercial construction	37,806	21,853	75,419	7,759	24,525	9,238	52,409	25,989	254,998
Commercial acquisition and development	9,601	15,681	36,917	6,093	13,686	8,467	30,478	2,725	123,648
Residential acquisition and development	24,594	13,244	48,318	4,759	19,777	15,015	42,386	8,286	176,379

Total CAD loans	$129,955	$83,645	$227,979	$21,800	$73,944	$98,067	$180,676	$37,557	$853,623

NON-PERFORMING LOANS AND LEASES:
Commercial and industrial	$1,250	$340	$1,359	$—	$147	$209	$773	$333	$4,411
Real estate
Consumer mortgages	1,361	2,812	6,728	805	2,861	2,078	2,853	8,984	28,482
Home equity	631	21	373	—	445	277	521	2	2,270
Agricultural	100	—	121	—	—	64	14	—	299
Commercial and industrial-owner occupied	1,029	3,608	7,127	603	648	769	352	1,615	15,751
Construction, acquisition and development	686	55	2,070	139	1,374	348	587	3	5,262
Commercial real estate	30	221	1,895	—	3,186	3,165	3,879	847	13,223
Credit cards	—	—	—	—	—	—	—	1,420	1,420
All other	—	22	228	—	—	240	126	1	617

Total loans	$5,087	$7,079	$19,901	$1,547	$8,661	$7,150	$9,105	$13,205	$71,735

NON-PERFORMING LOANS AND LEASES AS A PERCENTAGE OF OUTSTANDING:
Commercial and industrial	1.65%	0.20%	0.45%	0.00%	0.60%	0.23%	0.24%	0.05%	0.25%
Real estate
Consumer mortgages	0.74%	0.99%	0.95%	1.16%	2.48%	1.18%	0.51%	5.48%	1.26%
Home equity	0.86%	0.05%	0.21%	0.00%	0.65%	0.31%	0.83%	0.10%	0.43%
Agricultural	1.47%	0.00%	0.22%	0.00%	0.00%	0.58%	0.02%	0.00%	0.12%
Commercial and industrial-owner occupied	0.60%	2.10%	1.57%	0.98%	0.71%	0.88%	0.10%	1.10%	1.03%
Construction, acquisition and development	0.53%	0.07%	0.91%	0.64%	1.86%	0.35%	0.32%	0.01%	0.62%
Commercial real estate	0.01%	0.07%	0.64%	0.00%	3.24%	2.51%	0.89%	0.44%	0.67%
Credit cards	—	—	—	—	—	—	—	1.25%	1.25%
All other	0.00%	0.06%	0.17%	0.00%	0.00%	0.73%	0.19%	0.00%	0.13%

Total loans	0.53%	0.59%	0.85%	0.38%	1.67%	1.01%	0.45%	0.86%	0.74%

*Excludes	the Greater Memphis Area.

- MORE -

BXS Announces Fourth Quarter Results

January 21, 2015

BancorpSouth, Inc.

Selected Additional Information

(Dollars in thousands)

(Unaudited)

	December 31, 2014
	Alabama				Greater
	and Florida				Memphis		Texas and
	Panhandle	Arkansas*	Mississippi*	Missouri	Area	Tennessee*	Louisiana	Other	Total
OTHER REAL ESTATE OWNED:
Commercial and industrial	$84	$—	$—	$—	$—	$—	$—	$—	$84
Real estate
Consumer mortgages	309	97	1,181	—	—	198	509	—	2,294
Home equity	24	—	188	—	—	—	—	—	212
Agricultural	—	—	25	—	—	—	—	—	25
Commercial and industrial-owner occupied	—	—	1,162	—	223	—	60	—	1,445
Construction, acquisition and development	7,302	84	9,182	—	9,178	1,798	196	—	27,740
Commercial real estate	1,000	256	767	—	—	—	63	—	2,086
All other	—	—	98	—	—	—	—	—	98

Total loans	$8,719	$437	$12,603	$—	$9,401	$1,996	$828	$—	$33,984

	Quarter Ended
	Dec-14	Sep-14	Jun-14	Mar-14	Dec-13
OTHER REAL ESTATE OWNED:
Balance, beginning of period	$42,691	$55,253	$63,595	$69,338	$76,853
Additions to foreclosed properties
New foreclosed property	2,257	3,476	4,144	4,855	7,868
Reductions in foreclosed properties
Sales	(8,548)	(14,429)	(10,269)	(8,767)	(14,272)
Writedowns	(2,416)	(1,609)	(2,217)	(1,831)	(1,111)

Balance, end of period	$33,984	$42,691	$55,253	$63,595	$69,338

FORECLOSED PROPERTY EXPENSE
Loss on sale of other real estate owned	$1,643	$3,289	$1,073	$466	$949
Writedown of other real estate owned	2,416	1,609	2,217	1,831	1,111
Other foreclosed property expense	534	823	912	258	771

Total foreclosed property expense	$4,593	$5,721	$4,202	$2,555	$2,831

*	Excludes the Greater Memphis Area.

- MORE -

BXS Announces Fourth Quarter Results

January 21, 2015

BancorpSouth, Inc.

Noninterest Revenue and Expense

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Dec-14	Sep-14	Jun-14	Mar-14	Dec-13
NONINTEREST REVENUE:
Mortgage lending	$3,250	$6,938	$9,089	$3,394	$9,605
Credit card, debit card and merchant fees	9,921	8,972	8,567	7,843	8,324
Deposit service charges	12,538	13,111	12,437	12,536	13,570
Securities gains, net	18	18	5	(4)	29
Insurance commissions	25,376	29,246	28,621	31,599	21,397
Trust income	3,791	3,537	3,624	3,568	3,717
Annuity fees	540	461	695	772	566
Brokerage commissions and fees	1,495	1,963	1,509	1,576	1,037
Bank-owned life insurance	3,249	1,865	1,885	1,849	2,466
Other miscellaneous income	3,335	3,167	3,406	3,384	4,414

Total noninterest revenue	$63,513	$69,278	$69,838	$66,517	$65,125

NONINTEREST EXPENSE:
Salaries and employee benefits	$76,751	$77,453	$74,741	$78,883	$75,466
Occupancy, net of rental income	10,500	10,313	10,245	10,287	9,935
Equipment	3,996	4,205	4,169	4,499	4,298
Deposit insurance assessments	2,430	2,125	2,035	1,600	2,687
Amortization of bond issue cost	12	12	12	12	12
Advertising	1,233	1,192	1,331	632	1,436
Foreclosed property expense	4,593	5,721	4,202	2,555	2,831
Telecommunications	1,960	2,254	2,258	2,248	1,971
Public relations	770	950	857	822	972
Data processing	2,806	2,734	2,863	2,741	2,939
Computer software	2,763	2,488	2,851	2,423	2,197
Amortization of intangibles	1,111	1,126	1,148	1,058	819
Legal	2,322	2,620	3,002	1,878	2,537
Merger expense	4	188	1,009	560	—
Postage and shipping	1,239	1,103	1,116	1,287	1,133
Other miscellaneous expense	17,556	19,215	16,115	15,222	18,597

Total noninterest expense	$130,046	$133,699	$127,954	$126,707	$127,830

INSURANCE COMMISSIONS:
Property and casualty commissions	$19,007	$22,746	$21,576	$19,987	$15,588
Life and health commissions	5,521	5,128	5,549	5,010	4,525
Risk management income	621	708	617	705	648
Other	227	664	879	5,897	636

Total insurance commissions	$25,376	$29,246	$28,621	$31,599	$21,397

- MORE -

BXS Announces Fourth Quarter Results

January 21, 2015

BancorpSouth, Inc.

Selected Additional Information

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Dec-14	Sep-14	Jun-14	Mar-14	Dec-13
MORTGAGE SERVICING RIGHTS:
Fair value, beginning of period	$53,759	$52,272	$53,436	$54,662	$51,025
Additions to mortgage servicing rights:
Originations of servicing assets	2,453	2,400	2,565	1,460	1,984
Changes in fair value:
Due to payoffs/paydowns	(1,480)	(1,559)	(1,616)	(1,138)	(1,240)
Due to change in valuation inputs or assumptions used in the valuation model	(3,434)	648	(2,111)	(1,547)	2,894
Other changes in fair value	(2)	(2)	(2)	(1)	(1)

Fair value, end of period	$51,296	$53,759	$52,272	$53,436	$54,662

MORTGAGE LENDING REVENUE:
Origination	$3,949	$3,736	$8,758	$1,964	$3,590
Servicing	4,215	4,113	4,058	4,115	4,361
MSR payoffs/paydowns	(1,480)	(1,559)	(1,616)	(1,138)	(1,240)
MSR valuation adjustment	(3,434)	648	(2,111)	(1,547)	2,894

Total mortgage lending revenue	$3,250	$6,938	$9,089	$3,394	$9,605

Mortgage loans serviced	$5,686,756	$5,649,897	$5,630,192	$5,568,828	$5,577,325
MSR/mtg loans serviced	0.90%	0.95%	0.93%	0.96%	0.98%

AVAILABLE-FOR-SALE SECURITIES, at fair value
U.S. Government agencies	$1,215,054	$1,238,088	$1,333,368	$1,419,269	$1,458,349
Government agency issued residential mortgage-back securities	209,230	218,748	229,414	241,596	250,234
Government agency issued commercial mortgage-back securities	240,568	237,325	237,321	234,059	230,912
Obligations of states and political subdivisions	483,864	509,304	520,897	523,811	519,405
Other	8,211	7,997	11,192	8,023	8,089

Total available-for-sale securities	$2,156,927	$2,211,462	$2,332,192	$2,426,758	$2,466,989

- MORE -

BXS Announces Fourth Quarter Results

January 21, 2015

BancorpSouth, Inc.

Reconciliation of Non-GAAP Measures

(Dollars in thousands, except per share amounts)

(Unaudited)

Management evaluates the Company’s capital position and operating performance by utilizing certain financial measures not calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including tangible shareholders’ equity to tangible assets, return on tangible equity, pre-tax pre-provision return on average assets, tangible book value per share, and operating earnings per share. The Company has included these non-GAAP financial measures in this news release for the applicable periods presented. Management believes that the presentation of these non-GAAP financial measures (i) provides important supplemental information that contributes to a proper understanding of the Company’s operating performance, (ii) enables a more complete understanding of factors and trends affecting the Company’s business and (iii) allows investors to evaluate the Company’s performance in a manner similar to Management, the financial services industry, bank stock analysts and bank regulators. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables below. These non-GAAP financial measures should not be considered as substitutes for GAAP financial measures, and the Company strongly encourages investors to review the GAAP financial measures included in this news release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this news release with other companies’ non-GAAP financial measures having the same or similar names.

Reconciliation of Pre-tax, Pre-provision Earnings and Net Operating Income:

	Quarter ended
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Net income	$28,660	$28,778	$30,868	$28,444	$27,698
Plus: Provision for credit losses	—	—	—	—	—
Income tax expense	11,252	12,414	14,097	12,889	12,014

Pre-tax, pre-provision earnings	$39,912	$41,192	$44,965	$41,333	$39,712

Net income	$28,660	$28,778	$30,868	$28,444	$27,698
Plus: Merger expense, net of tax	2	117	626	347	—
One time charge for BSA, net of tax	—	1,903	—	—	—

Net operating income	$28,662	$30,798	$31,494	$28,791	$27,698

- MORE -

BXS Announces Fourth Quarter Results

January 21, 2015

BancorpSouth, Inc.

Reconciliation of Non-GAAP Measures

(Dollars in thousands, except per share amounts)

(Unaudited)

Reconciliation of Tangible Assets and Tangible Shareholders’ Equity to

Total Assets and Total Shareholders’ Equity:

	Quarter ended
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Tangible assets
Total assets	$13,326,369	$13,071,557	$12,985,887	$13,143,555	$13,029,733
Less: Goodwill	291,498	291,498	291,498	286,800	286,800
Other identifiable intangible assets	24,508	25,619	26,745	25,021	26,079

Total tangible assets	$13,010,363	$12,754,440	$12,667,644	$12,831,734	$12,716,854

Tangible shareholders’ equity
Total shareholders’ equity	$1,606,059	$1,610,543	$1,588,850	$1,554,676	$1,513,130
Less: Goodwill	291,498	291,498	291,498	286,800	286,800
Other identifiable intangible assets	24,508	25,619	26,745	25,021	26,079

Total tangible shareholders’ equity	$1,290,053	$1,293,426	$1,270,607	$1,242,855	$1,200,251

Total average assets	$13,131,130	$12,987,103	$12,933,879	$13,087,128	$12,955,127
Total common shares outstanding	96,254,903	96,065,021	96,046,057	96,004,679	95,231,691
Average shares outstanding-diluted	96,506,827	96,373,950	96,373,121	95,952,611	96,644,383

Tangible shareholders’ equity to tangible assets*	9.92%	10.14%	10.03%	9.69%	9.44%
Return on tangible equity **	8.81%	8.83%	9.74%	9.28%	9.16%
Pre-tax pre-provision return on average assets ***	1.21%	1.26%	1.39%	1.28%	1.22%
Tangible book value per share****	$13.40	$13.46	$13.23	$12.95	$12.60
Operating earnings per share*****	$0.30	$0.32	$0.33	$0.30	$0.29

*	Tangible shareholders’ equity to tangible assets is defined by the Company as total shareholders’ equity less goodwill and other identifiable intangible assets, divided by the difference of total assets less goodwill and other identifiable intangible assets.
**	Return on tangible equity is defined by the Company as annualized net income divided by tangible shareholders’ equity.
***	Pre-tax pre-provision return on average assets is defined by the Company as annualized pre-tax pre-provision earnings divided by total average assets.
****	Tangible book value per share is defined by the Company as tangible shareholders’ equity divided by total common shares outstanding.
*****	Operating earnings per share is defined by the Company as net operating income divided by average shares outstanding-diluted.

- END -